                                                                     EXHIBIT 4.1

                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                            (As Amended and Restated
                        Effective as of January 1, 1997)





                              Mayer, Brown & Platt
                                    Chicago

                                       TABLE OF CONTENTS
                                       -----------------
SECTION                                                                        PAGE
-------                                                                        ----
INDEX OF DEFINED TERMS..........................................                 iv

SECTION 1 - General.............................................                  1
   History, Purpose and Effective Date..........................                  1
   Related Companies and Employers..............................                  1
   Plan Administration, Trust and Fiduciary.....................                  1
   Plan Year                                                                      2
   Accounting Dates.............................................                  2
   Applicable Laws..............................................                  2
   Gender and Number............................................                  2
   Notices                                                                        2
   Form of Election.............................................                  2
   Evidence                                                                       3
   Action by Employers..........................................                  3
   Plan Supplements.............................................                  3
   Defined Terms                                                                  3

SECTION 2 - Participation in Plan...............................                  3
   Eligibility for Participation................................                  3
   Inactive Participation.......................................                  4
   Plan Not Contract of Employment..............................                  5
   Leased Employees.............................................                  5

SECTION 3 - Service.............................................                  5
   Years of Service.............................................                  5
   One Year Break in Service....................................                  6
   Prior Service Crediting Method...............................                  7
   Qualified Military Service...................................                  7

SECTION 4 - Basic and Supplemental Contributions................                  7
   Basic Contributions..........................................                  7
   Supplemental Contributions...................................                  8
   Total Basic and Supplemental Contributions...................                  9
   Payment of Basic and Supplemental Contributions..............                  9
   Election, Modification, Discontinuance and Resumption of
   Basic or Supplemental Contributions..........................                  9

SECTION 5 - Matching Contributions..............................                 10
   Matching Contributions.......................................                 10
   Limitations on Amount of Employer Contributions..............                 10
   Payment of Employer Contributions............................                 10

SECTION 6 - Investment of the Trust Fund........................                 11
   Investment Funds.............................................                 11
   Investment Fund Accounting...................................                 11
   Investment Fund Elections....................................                 11
   Transfers Between Investment Funds...........................                 12

SECTION 7 - Plan Accounting.....................................                 12

 Participants' Accounts.........................................                 12
   Allocation of Fund Earnings and Changes in Value.............                 12
   Allocation and Crediting of Contributions....................                 13
   Correction of Error..........................................                 13
   Statement of Plan Interest...................................                 13

SECTION 8 - Limitations on Compensation, Contributions and
   Allocations..................................................                 14
   Reduction of Contribution Rates..............................                 14
   Compensation for Limitation/Testing Purposes.................                 14
   Limitations on Annual Additions..............................                 15
   Excess Annual Additions......................................                 15
   Combined Plan Limitation.....................................                 16
   Section 402(g) Limitation....................................                 16
   Section 401(k)(3) Testing....................................                 17
   Correction Under Section 401(k) Test.........................                 18
   Highly Compensated...........................................                 18
   Forfeiture of "Orphaned" Matching Contributions..............                 19

SECTION 9 - Vesting and Termination Dates.......................                 19
 Determination of Vested Interest...............................                 19
   Accelerated Vesting..........................................                 19
   Termination Date.............................................                 20
   Distribution Only Upon Separation From Service...............                 20

SECTION 10 - Distributions......................................                 20
   Distributions to Participants After Termination of
   Employment...................................................                 20
   Distributions to Beneficiaries...............................                 21
   Limits on Commencement and Duration of Distributions.........                 21
   Beneficiary Designations.....................................                 22
   Forfeitures and Restoration of Non-vested Contributions......                 22
   Form of Payment..............................................                 23
   Facility of Payment..........................................                 24
   Interests Not Transferable...................................                 24
   Absence of Guaranty..........................................                 24
   Missing Participants or Beneficiaries........................                 24
   Direct Rollover Option.......................................                 25

SECTION 11 - No Reversion to Employers..........................                 25

SECTION 12 - Administration.....................................                 26
   Committee Membership and Authority...........................                 26
   Allocation and Delegation of Committee Responsibilities and
   Powers.......................................................                 27
   Uniform Rules                                                                 27
   Information to be Furnished to Committee.....................                 27
   Committee's Decision Final...................................                 27
   Exercise of Committees' Duties...............................                 28
   Remuneration and Expenses....................................                 28
   Indemnification of the Committees............................                 28
   Resignation or Removal of Committee Member...................                 28

 Appointment of Successor Committee Members.....................                 28

SECTION 13 - Amendment and Termination..........................                 29
   Amendment                                                                     29
   Termination..................................................                 29
   Merger and Consolidation of the Plan, Transfer of
   Plan Assets..................................................                 29
   Distribution on Termination and Partial Termination..........                 30
   Notice of Amendment, Termination or Partial Termination......                 30

SUPPLEMENT A - Coshocton Employees
SUPPLEMENT B - Davenport Employees
SUPPLEMENT C - Madison Employees
SUPPLEMENT D - Special Provisions Applicable to Woodstock
               Employees
SUPPLEMENT E - Special Provisions Applicable to
               Nashville Employees
SUPPLEMENT F - Special Provisions Applicable to Sherman
               Employees
SUPPLEMENT G - Special Provisions Applicable to Farmdale
               Employees

                             INDEX OF DEFINED TERMS
                             ----------------------

1.5      -    Accounting Date
7.1      -    Accounts
7.1(b)   -    After-Tax Account
4.1(a)   -    After-Tax Contribution
8.3      -    Annual Additions
4.1(a)   -    Basic Before-Tax Contribution
4.1      -    Basic Contribution
7.1(a)   -    Before-Tax Account
4.2      -    Before-Tax Contribution
10.4     -    Beneficiary
1.1      -    Code
1.2      -    Committee
1.3      -    Committees
6.1      -    Common Stock
1.1      -    Company
8.2      -    Compensation
2.1(b)   -    Coshocton Employees
2.1(b)   -    Davenport Employees
8.7      -    Deferral Percentage
1.1      -    Effective Date
1.2      -    Employer
1.3      -    ERISA
8.8      -    Excess Contributions
2.1(b)   -    Farmdale Employees
2.1(b)   -    Fullerton Employees
8.9      -    Highly Compensated
8.7      -    Highly Compensated Group
              Deferral Percentage
1.3      -    Investment Committee
6.1      -    Investment Funds
2.4      -    Leased Employee
2.1(b)   -    Madison Employees
7.1(c)   -    Matching Account
5.1      -    Matching Contribution
8.7      -    Non-highly Compensated Group
              Deferral Percentage
9.2      -    Normal Retirement Age
3.2      -    One Year Break in Service
2.1      -    Participant
6.1      -    Philip Morris Stock Fund
1.1      -    Plan
1.4      -    Plan Year
1.2      -    Related Company
10.3(b)  -    Required Beginning Date
8.3      -    Section 415 Affiliate
10.4     -    Separation from service
2.1(b)   -    Sherman Employees
4.2      -    Supplemental Contribution

9.3      -    Termination Date
1.3      -    Trust
1.3      -    Trust Agreement
1.3      -    Trustee
2.1(b)   -    Woodstock Employees
3.1      -    Years of Service

                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                            (As Amended and Restated
                        Effective as of January 1, 1997)


                                   SECTION 1
                                   ---------

                                    General
                                    -------

     1.1  History, Purpose and Effective Date.  Kraft Foods, Inc. (the
          -----------------------------------
"COMPANY"), a Delaware corporation, maintains the Long Term Savings Plan for Union Employees (formerly known as Oscar Mayer Foods Corporation Long Term Savings Plan for Union Employees) (the "PLAN") to encourage eligible employees to save a portion of their earnings on a regular basis and to accumulate capital for their future economic security. Prior to January 1, 1996 the Plan was maintained by the Company's subsidiary, Oscar Mayer Foods Corporation ("OSCAR MAYER"), and effective as of January 1, 1996 the Company became the sponsor of the Plan. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 1997, the "EFFECTIVE DATE" of the Plan as set forth herein. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and is further intended to include a qualified cash or deferred arrangement under section 401(k) of the Code.

     1.2  Related Companies and Employers.  The term "RELATED COMPANY" means any
          -------------------------------
corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Management Committee for Employee Benefits (the "COMMITTEE") are referred to below collectively as the "EMPLOYERS" and individually as an "EMPLOYER".

     1.3  Plan Administration, Trust and Fiduciary Responsibility.  The
          -------------------------------------------------------
authority to control and manage the non-investment operations of the Plan is vested in the Committee, as more fully described in subsection 12.1. Except as otherwise expressly provided herein, the Committee shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the Code. With respect to the Plan's funding and the investment of its assets, the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc. (the "INVESTMENT COMMITTEE") has the authority and responsibility to appoint or select trustees, custodians, investment managers and insurance companies to handle Plan assets and to allocate assets to each of them, to determine the advisability of establishing or modifying the description of any Investment Fund (as defined in subsection 6.1) made available under the Plan, to establish investment guidelines, proxy voting policies and securities trading procedures, and to monitor the investment performance of the fiduciaries responsible for the investment of Plan assets. The Committee and the Investment Committee are collectively referred to as the "COMMITTEES". The Company and the Committees shall be "named fiduciaries", as described in section 402 of ERISA, with respect to their authority under the Plan. All assets of the Plan will be held, managed and controlled by one or more trustees (the "TRUSTEE") acting under a "TRUST" established pursuant to a "TRUST AGREEMENT" which forms a part of the Plan. As of the Effective Date, the assets of the Plan are held under the trust established pursuant to the Master Savings Plan Trust Agreement by and between the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc., Philip Morris Companies Inc. and Bankers Trust Company, Trustee, dated as of April 1, 1992.

     1.4  Plan Year.  The term "PLAN YEAR" means the twelve-consecutive-month
          ---------
period beginning on each January 1 and ending on the following December 31.

     1.5  Accounting Dates.  The term "ACCOUNTING DATE" means the last day of
          ----------------
each calendar month, or such other dates as the Committee determines in its sole discretion (but at least once in each month).

     1.6  Applicable Laws.  The Plan shall be construed and administered in
          ---------------
accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.7  Gender and Number.  Where the context permits, words in any gender
          -----------------
shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.8  Notices.  Any notice or document required to be filed with the
          -------
Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.9  Form of Election.  Unless otherwise specified herein, each election
          ----------------
permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times and in such form as the Committee shall require.

     1.10  Evidence.  Evidence required of anyone under the Plan may be by
           --------
certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     1.11  Action by Employers.  Any action required or permitted to be taken by
           -------------------
any Employer which is a corporation shall be by resolution of its Board of Directors or a duly appointed committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

     1.12  Plan Supplements.  The provisions of the Plan as applied to any
           ----------------
Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Company by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

     1.13  Defined Terms.  Terms used frequently with the same meaning are
           -------------
indicated by initial capital letters, and are defined throughout the Plan. The Index of Defined Terms contains an alphabetical listing of all such terms and the subsections in which they are defined.


                                   SECTION 2
                                   ---------

                             Participation in Plan
                             ---------------------

     2.1  Eligibility for Participation.  Subject to the conditions and
          -----------------------------
limitations of the Plan, each individual who was participating in the Plan immediately prior to the Effective Date will continue to be a "PARTICIPANT" in the Plan on and after that date, and each other employee of an Employer who was not participating in the Plan immediately prior to the Effective Date will become a Participant in the Plan on the first day of the month following the date on which he meets the following requirements:

     (a)  he has completed one Year of Service (as defined in subsection 3.1);
          and

     (b) he is a member of a group of employees to whom the Plan has been and continues to be extended through a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of such group of employees. As of the Effective Date, the Plan has been extended to the following collective bargaining units:

           (i) Claussen Pickle Co., Woodstock, Illinois: Local 738, Grocery and Food Products, Food Processors,

               Food Canneries, Frozen Food Plants Warehouse, & Related Office Employees Union (the "WOODSTOCK EMPLOYEES");

          (ii) Coshocton Foods Company, Coshocton, Ohio: Local No. 17A, United Food and Commercial Workers International Union, AFL-CIO (the "COSHOCTON EMPLOYEES");

        (iii) Fullerton Foods, Fullerton, California: Local 952, Sales Drivers, Food Processors, Warehousemen and Helpers Union, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (the "FULLERTON EMPLOYEES");

          (iv) Oscar Mayer Foods, Davenport, Iowa: Local 431, United Food and Commercial Workers International Union, AFL-CIO (the "DAVENPORT EMPLOYEES");

           (v) Oscar Mayer Foods, Madison, Wisconsin: Local 538, United Food and Commercial Workers International Union, AFL-CIO (the "MADISON EMPLOYEES"); and

          (vi) Oscar Mayer Foods, Sherman, Texas: Local 540, United Food and Commercial Workers International Union, AFL-CIO (the "SHERMAN EMPLOYEES").

          Effective as of February 1, 1997 or as soon as administratively practicable thereafter, the Plan is extended to:

        (vii) Kraft Foods, Farmdale, Ohio: Local 261, International Brotherhood of Teamsters (the "FARMDALE EMPLOYEES").

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the first day of the month next following the date on which he first completes one Year of Service, he shall become a Participant in the Plan immediately upon meeting the requirements of paragraph (b) next above.

     2.2  Inactive Participation.  Once an eligible employee becomes a
          ----------------------
Participant in the Plan, he will remain a Participant as long as he continues to have an Account balance under the Plan, even after his Termination Date, for all purposes under the Plan except the contribution provisions of Sections 4 and 5.

     2.3  Plan Not Contract of Employment.  The Plan does not constitute a
          -------------------------------
contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     2.4  Leased Employees.  If a person satisfies the requirements of section
          ----------------
414(n) of the Code and applicable Treasury regulations for treatment as a "LEASED EMPLOYEE", such Leased Employee shall not be eligible to participate in this Plan or in any other plan maintained by an Employer which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which
(i) provides for a non-integrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 2.4, "HIGHLY COMPENSATED" shall have the meaning set forth in subsection 8.12.


                                   SECTION 3
                                   ---------

                                    Service
                                    -------

     3.1  Years of Service.  An employee's "YEARS OF SERVICE" shall be
          ----------------
determined in accordance with the following provisions:

     (a) An employee shall be credited with Years of Service for the aggregate of all time periods commencing on the employee's first day of employment or reemployment and ending on the day he commences a One Year Break in Service (as defined in subsection 3.2). An employee's first day of employment or reemployment is the first day for which he is paid, or entitled to payment, for the performance of duties for the Employers or a Related Company. An employee's Years of Service shall include his periods of service (if any) with Oscar Mayer at all times prior to the date Oscar Mayer became a member of the Company's controlled group of corporations as described in section 414(b) of the Code.

     (b) A Participant's number of Years of Service accrued after five consecutive One Year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of his benefit under the Plan derived from Employer contributions which accrued prior to such break.

     (c) Periods of service shall be computed in whole years and fractional portions thereof. Any fractional portion of a year will be calculated in twelfths of a year on the basis of the number of whole months of service credited under the foregoing provisions of this subsection. For any period of service, a fractional portion of a month shall be rounded up and treated as one whole month of service.

     3.2  One Year Break in Service.  Except with respect to an employee whose
          -------------------------
absence from employment constitutes a Maternity or Paternity Absence (as defined below), the term "ONE YEAR BREAK IN SERVICE" means the 12-consecutive-month period commencing on the earlier of

     (a) the day an employee's employment with the Employers and Related Companies is terminated for any reason (or if later, the date on which he ceases to be eligible for pay continuation under a severance plan or severance agreement with his Employer), or

     (b) in the event an employee remains absent from service with the Employers and Related Companies for any reason other than a quit, retirement, discharge or death, the later of (i) the first anniversary of the first day of such period of absence, or (ii) the last day for which the employee receives compensation from the Employer or a Related Company during such period of absence, if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, the term "One Year Break in Service" means the 12-consecutive-month period commencing on the second anniversary of the first day of such absence if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. The period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a Year of Service. The term "MATERNITY OR PATERNITY ABSENCE" means an employee's or Participant's absence from work because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual's absence was a Maternity or Paternity Absence.

     3.3  Prior Service Crediting Method.  Notwithstanding the foregoing
          ------------------------------
provisions of this Section 3, for purposes of determining the nonforfeitable percentage of benefits under the Plan of a Participant who has completed at least three Years of Service as of October 12, 1992, such Participant's Years of Service shall not be less than the Years of Service computed using the method in effect under the terms of the Plan in effect immediately prior to April 1, 1992, by disregarding clause (b) of the first sentence of subsection 3.2.

     3.4  Qualified Military Service.  Notwithstanding any provision of this
          --------------------------
Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.


                                   SECTION 4
                                   ---------

                      Basic and Supplemental Contributions
                      ------------------------------------

     4.1  Basic Contributions.  Except as otherwise provided in this subsection
          -------------------
4.1 or under the provisions of any applicable Supplement, each Participant shall contribute to the Plan, or have contributed on his behalf to the Plan, a "BASIC CONTRIBUTION". Basic Contributions shall be made in accordance with the provisions of paragraph (a) below, in an amount equal to the cents per hour set forth in paragraph (b) below.

     (a) Basic Contributions shall be made for each hour for which the Participant is paid by his Employer, including all hours worked, vacation hours, holiday hours, jury duty hours and funeral leave hours. If elected by the Participant in accordance with procedures established by the Committee, a Participant's Basic Contributions may be made on a before-tax basis through a reduction of the Participant's wages (a "BASIC BEFORE-TAX CONTRIBUTION"). If a deferral election is not made as described in the preceding sentence, a Participant's Basic Contributions shall be made on an after-tax basis through payroll deduction (an "AFTER-TAX CONTRIBUTION").

     (b) The Basic Contribution amounts in effect as of the Effective Date (or such later date as may be set forth in this paragraph) for Participants in each collective bargaining unit are as follows:

             (i) Woodstock Employees:  20c per hour.

            (ii) Coshocton Employees: 30c per hour.

           (iii) Fullerton Employees:  30c per hour.

            (iv) Davenport Employees: 35c per hour.

             (v) Madison Employees:  10c per hour.

            (vi) Sherman Employees:  30c per hour.

           (vii) Farmdale Employees (effective as of February 1, 1997):
                 Basic Contributions are not required and may not be made.

     4.2  Supplemental Contributions.  Subject to the limitations set forth in
          --------------------------
subsection 4.3 and Section 8:

     (a) in addition to the Basic Contributions made by or for him for any Plan Year, a Participant may also elect to have his wages reduced and a corresponding amount contributed on his behalf to the Plan by his Employer as a "SUPPLEMENTAL CONTRIBUTION", in an amount equal to the cents per hour set forth below. While such election is in effect, Supplemental Contributions shall be made for each hour for which the Participant is paid by his Employer, including all hours worked, vacation hours, holiday hours, jury duty hours and funeral leave hours. Any election pursuant to this subsection 4.2 shall be submitted to the Committee in accordance with the requirements of subsection 4.5. Supplemental Contributions made pursuant to paragraph 4.2(a) may be made by Participants in each collective bargaining unit in the following amounts:

             (i) Woodstock Employees:  any whole multiple of 5c per hour.

            (ii) Coshocton Employees:  any whole multiple of 10c per hour.

           (iii) Fullerton Employees:  any whole multiple of 10c per hour.

            (iv) Davenport Employees:  any whole multiple of 10c per hour.

             (v) Madison Employees:  any whole multiple of 10c per hour.

            (vi) Sherman Employees:  any whole multiple of 10c per hour.

           (vii) Farmdale Employees:  any whole multiple of 10c per hour.

     (b) a Participant may make an advance election, at such times and with respect to such amounts as the Committee permits, to have special lump sum payments contributed on his behalf to the Plan by his Employer as a "Supplemental Contribution", in lieu of receiving such amounts in cash.

Supplemental Contributions may only be made on a before-tax basis. Basic Before-Tax Contributions made pursuant to subsection 4.1, and Supplemental Contributions made pursuant to this subsection 4.2 are collectively referred to as "BEFORE-TAX CONTRIBUTIONS".

     4.3  Total Basic and Supplemental Contributions.  Notwithstanding the
          ------------------------------------------
foregoing provisions of this Section 4, Basic Contributions made by or on behalf of a Participant and Supplemental Contributions made on behalf of a Participant pursuant to paragraph 4.2(a) may not together exceed the amount set forth in the following provisions of this subsection 4.3. The maximum combined amount of such Basic Contributions and Supplemental Contributions for any Plan Year for each Participant in each collective bargaining unit is:

     (a) Madison Employees, Davenport Employees, Woodstock Employees and Farmdale Employees: 15 percent of the Participant's plant base wage for all paid hours for such year.

     (b) All other collective bargaining units: 10 percent of the Participant's plant base wage for all paid hours for such year.

     4.4  Payment of Basic and Supplemental Contributions.  Basic Contributions
          -----------------------------------------------
and Supplemental Contributions shall be made by payroll deduction and shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but not later than the 15th day of the business month following the month in which such amounts would otherwise have been payable to the Participant.

     4.5  Election, Modification, Discontinuance and Resumption of Basic or
          -----------------------------------------------------------------
Supplemental Contributions.  An employee may elect whether to have his Basic
--------------------------
Contributions made as Basic Before-Tax Contributions or After-Tax Contributions, and he may elect to make Supplemental Contributions, upon meeting the eligibility requirements described in subsection 2.1. Each Participant's contribution election shall be in writing in advance of its effective date and shall be filed with the Committee in such form and at such time as it may require; provided, however, that if no election is filed with the Committee regarding an employee's Basic Contributions prior to the date on which the employee is required to commence making such Basic Contributions, then the employee shall make his Basic Contributions as After-Tax Contributions. If a Participant wishes to change his Basic Contributions from before-tax to after-tax, or vice versa, or to vary the amount of his Supplemental Contributions, the Participant may change his elections effective January 1 of any subsequent year by a writing filed with the Committee before such change or variance is to be effective. If a Participant wishes to revoke his election to make Supplemental Contributions, he may do so at any time during the year by a writing filed with the Committee in advance of the date on which the revocation is to be effective. Such revocation shall be effective for the balance of the year in which the revocation was elected, and for subsequent years, unless the Participant elects to resume such contributions, effective as of January 1 of any subsequent year, by filing a new election with the Committee in advance of such January 1 date.


                                   SECTION 5
                                   ---------

                             Matching Contributions
                             ----------------------

     5.1  Matching Contributions.  Subject to the conditions and limitations of
          ----------------------
Section 8, for each Plan Year, each Employer shall contribute to the Plan, on behalf of each Participant employed by such Employer, a "MATCHING CONTRIBUTION" in an amount equal to the Basic Contributions which such Participant makes, or has made on his behalf, to the Plan for such year. Supplemental Contributions shall be unmatched contributions.

     5.2  Limitations on Amount of Employer Contributions.  In no event shall
          -----------------------------------------------
the sum of all Before-Tax Contributions and Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

     5.3  Payment of Employer Contributions.  Each Employer's Matching
          ---------------------------------
Contributions under the Plan for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return, including any extensions thereof.

                                 SECTION 6
                                 ---------

                          Investment of the Trust Fund
                          ----------------------------

     6.1  Investment Funds.  The Participants represented by a particular
          ----------------
collective bargaining unit shall be entitled to direct the investment of their Accounts among one or more "INVESTMENT FUNDS" established by the Investment Committee and maintained by the Trustee as of the later of the Effective Date or such other date agreed to by and between the Company and the collective bargaining representative for such collective bargaining unit. One of the Investment Funds may be a fund intended to be invested primarily in the common stock of Philip Morris Companies Inc. (the "COMMON STOCK"). The Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy of any Investment Fund without prior notice to Participants. Prior to the date as of which Participants represented by a particular collective bargaining unit are permitted to direct the investment of their Accounts among one or more Investment Funds, the Investment Committee shall determine the investment funds maintained under the Trust in which the assets of the Plan shall be invested with respect to the Participants of such collective bargaining unit.

     6.2  Investment Fund Accounting.  As applicable, the Committee shall
          --------------------------
maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interests in each such Fund and the portion thereof that is attributable to each of his Accounts.

     6.3  Investment Fund Elections.  Each Participant, commencing as of the
          -------------------------
date that investment elections are made available to his collective bargaining unit or such later time that he becomes eligible for and enrolls in the Plan, may specify the percentage, in increments of 25%, of contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no investment direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the fund known as of the Effective Date as the Interest Income Fund. Subject to uniform rules established by the Committee, effective as of any January 1, April 1, July 1 and October 1 each Participant may elect to modify prospectively his investment direction with respect to future contributions. Subject to uniform procedures established by the Committee, a Participant may make one investment election with respect to future contributions allocated to his Before-Tax and After-Tax Accounts, and a separate investment fund election with respect to future contributions allocated to his Matching Account.

     6.4  Transfers Between Investment Funds.   Subject to uniform rules
          ----------------------------------
established by the Committee, each Participant may prospectively elect to re-allocate the investment of his Accounts among the Investment Funds then made available to him, in increments of 25%, effective as of any January 1, April 1, July 1 and October 1. One investment fund re-allocation election may be made with respect to a Participant's Before-Tax and After-Tax Accounts, and a separate investment fund re-allocation election may be made with respect to a Participant's Matching Account. Notwithstanding the foregoing, if a Participant terminates employment before he is fully vested in his Accounts, and forfeiture of the non-vested portion of his Accounts is delayed pending distribution of the vested portion, such non-vested portion shall be invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.


                                   SECTION 7
                                   ---------

                                Plan Accounting
                                ---------------

     7.1  Participants' Accounts.  The Committee shall maintain or cause to be
          ----------------------
maintained the following "ACCOUNTS", as applicable, in the name of each
Participant:

     (a) A "BEFORE-TAX ACCOUNT," which shall reflect Before-Tax Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto;

     (b) An "AFTER-TAX ACCOUNT," which shall reflect After-Tax Contributions, if any, made by him and the income, losses, appreciation and depreciation attributable thereto; and

     (c) A "MATCHING ACCOUNT," which shall reflect Matching Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto.

The Accounts and subaccounts provided for by subsection 6.2 or this subsection
7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds or the Trust on account of such separate Accounts or subaccounts. Reference to the "balance" in a Participant's Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds attributable to those Accounts.

     7.2  Allocation of Fund Earnings and Changes in Value.  As of each
          ------------------------------------------------
Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant's subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Before-Tax, After-Tax and Matching Contributions received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied.

     7.3  Allocation and Crediting of Contributions.  Subject to the provisions
          -----------------------------------------
of Section 8, Before-Tax, After-Tax, or Matching Contributions made by or on behalf of any Participant for any payroll period ending within a calendar month shall be allocated to that Participant's appropriate Accounts as of the Accounting Date coinciding with the end of such calendar month. Notwithstanding the foregoing, unless the Committee establishes uniform rules to the contrary, contributions made to the Plan shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

     7.4  Correction of Error.  In the event of an error in the adjustment of a
          -------------------
Participant's Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 7.4, the Accounts of other Participants shall not be readjusted on account of such error.

     7.5  Statement of Plan Interest.  As soon as practicable after the last day
          --------------------------
of each Plan Year and at such other intervals as the Committee may determine, the Committee shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Committee within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Committee within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

                                 SECTION 8
                                 ---------

           Limitations on Compensation, Contributions and Allocations
           ----------------------------------------------------------

     8.1  Reduction of Contribution Rates.  To conform the operation of the Plan
          -------------------------------
to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the Code, the
Committee may establish limits on the contribution rates that may be elected by Participants, and may unilaterally modify or revoke any contribution election made by a Participant pursuant to subsections 4.1 and 4.2. Notwithstanding any other provision of the Plan to the contrary, a Participant may not make or have made on his behalf any Basic or Supplemental Contributions for a Plan Year with respect to any Compensation (as defined in subsection 7.2 below) in excess of the maximum level of compensation permitted to be taken into account by the Plan for such Plan Year under section 401(a)(17) of the Code, taking into account for purposes of such limitation any proration of such amount required under applicable Treasury regulations.

     8.2 Compensation for Limitation/Testing Purposes.  "COMPENSATION" for
         --------------------------------------------
purposes of this Section 8 shall mean:

     (a) the Participant's wages, salary, commissions, bonuses and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment and lump sum severance pay, plus,

     (b) any amounts contributed on the Participant's behalf for the Plan Year to a plan sponsored by an Employer or Related Company pursuant to a salary reduction agreement which are not includible in gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code, up to a maximum limit of $150,000 or such other amount as may be permitted for any Plan Year under Code section 401(a)(17), taking into account for purposes of such limitation any proration of such amount required under applicable Treasury regulations.

     8.3  Limitations on Annual Additions.  Notwithstanding any other provisions
          -------------------------------
of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

     (a) $30,000 (indexed for cost-of-living adjustments under section 415(d) of the Code); or

     (b) 25 percent of the Participant's Compensation for that Plan Year, determined without regard to either (i) the limitation under section 401(a)(17) of the Code, and (ii) for Plan Years beginning prior to January 1, 1998, clause (b) of subsection 8.2, and calculated as if each Section 415 Affiliate (defined below) were a Related Company, reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "ANNUAL ADDITIONS" means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant's Accounts under the Plan for such year, excluding any Before-Tax Contributions that are distributed as excess deferrals in accordance with subsection 8.6, but including any Before-Tax Contributions treated as excess contributions under subsection 8.8. The term Annual Additions shall also include, solely with respect to the dollar limit in (a) above, employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate. "SECTION 415 AFFILIATE" means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%".

     8.4  Excess Annual Additions.  If, as a result of a reasonable error in
          -----------------------
estimating a Participant's Compensation, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to a Participant under the limits of section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated as necessary, in accordance with Treas. Reg. (S) 1.415-6(b)(6)(ii), after any After-Tax Contributions, and then any Before-Tax Contributions, and any income, losses, appreciation or depreciation attributable to the foregoing, are first returned to the extent they would reduce the excess amount. Any Before-Tax or After-Tax Contributions returned to a Participant in accordance with this subsection 8.4 shall be disregarded for purposes of subsections 8.6, 8.7 and 8.9.

     8.5  Combined Plan Limitation.  If a Participant also participates in any
          ------------------------
defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan will be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 8.5, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan. The provisions of this subsection 8.5 shall not apply to Plan Years beginning after December 31, 1999.

     8.6  Section 402(g) Limitation.  In no event shall the Before-Tax
          -------------------------
Contributions for a Participant under the Plan and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed $9,500 or such larger amount as may be permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Before-Tax Contributions made under the Plan exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with any gains or losses allocable thereto for that Plan Year, determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either
(i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.6 and subsection 8.8 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.6, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Before-Tax contributions previously distributed to the same Participant pursuant to subsection 8.8, provided, however, that for purposes of subsections 8.3 and 8.7, the correction under this subsection 8.6 shall be deemed to have occurred before the correction under subsection 8.8.

     8.7  Section 401(k)(3) Testing.  For any Plan Year, the amount by which the
          -------------------------
average of the Deferral Percentages (as defined below) for the Plan Year of each eligible employee who is Highly Compensated for such Plan Year (the "HIGHLY COMPENSATED GROUP DEFERRAL PERCENTAGE") exceeds the average of the Deferral Percentages for the preceding Plan Year of each eligible employee who is not Highly Compensated in such preceding Plan Year (the "NON-HIGHLY COMPENSATED GROUP DEFERRAL PERCENTAGE"), shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "DEFERRAL PERCENTAGE" for any eligible employee for a Plan Year shall be determined by dividing his Before-Tax Contributions for that Plan Year by his Compensation for that Plan Year, subject to the following special rules:

     (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 shall be counted, whether or not any Before-Tax Contributions are made on his behalf for the year;

     (b) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make elective deferrals under one or more other arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year (other than a plan or arrangement subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all of such elective deferrals were made on his behalf under the Plan;

     (c) excess Before-Tax Contributions distributed to a Participant under subsection 8.6 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code; and

     (d) all Participants who are members of a single collective bargaining unit shall be tested separately under this subsection 8.7.

Application of the provisions of this subsection 8.7 shall be made in accordance with the requirements of section 401(k)(3) of the Code and applicable regulations thereunder.

     8.8  Correction Under Section 401(k) Test.  In the event that the Highly
          ------------------------------------
Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.7, the Committee shall direct the Trustee to distribute to the Highly Compensated Participants to whose accounts Excess Contributions (as defined below) were allocated for such year, the amount of each such Participant's Excess Contributions, with any gains or losses allocable thereto for that Plan Year. The "EXCESS CONTRIBUTIONS" for any Plan Year shall mean the excess of the aggregate amount of Before-Tax Contributions taken into account in computing the Deferral Percentages of Highly Compensated Participants for such year over the maximum amount of Before-Tax Contributions permitted under the test set forth in subsection 8.7, determined by reducing the amount of Before-Tax Contributions made on behalf of Highly Compensated Participants in order of the dollar amount of the Before-Tax Contributions made on behalf of such Participants. The gain or loss allocable to Excess Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.8 and subsection 8.6 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. The amounts to be distributed to any Participant pursuant to this subsection 8.8 shall be reduced by the amount of any Before-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.6. The Committee shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the Excess Contributions were made.

     8.9  Highly Compensated.  An active employee (that is, an employee who
          ------------------
performs services for the Employer or any Related Company during the year in question) or Participant shall be "HIGHLY COMPENSATED" for any Plan Year if:

     (a) he was at any time during that Plan Year or the preceding Plan Year a 5 percent owner of an Employer or a Related Company; or

     (b) received Compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).

A former employee (that is, any employee who separated from service, or was deemed to have separated, prior to the year in question and who performs no services for the Employers and Related

Companies during that year) shall be Highly Compensated if he was a Highly Compensated active employee for either the separation year or any Plan Year ending on or after his 55th birthday. Notwithstanding the foregoing provisions of this subsection 8.9, for any Plan Year the Committee may use any alternative definition of "highly compensated" permitted under section 414(q) of the Code and applicable regulations thereunder.

     8.10  Forfeiture of "Orphaned" Matching Contributions.  If Before-Tax
           -----------------------------------------------
Contributions are returned to a Highly Compensated Participant to satisfy the contribution limits of section 415(c) of the Code, the deferral limits of section 402(g) of the Code or the nondiscrimination requirements of section 401(k)(3) of the Code, any Matching Contributions allocable thereto shall be forfeited and used to reduce the amount of Employer contributions otherwise required to be made to the Plan.


                                   SECTION 9
                                   ---------

                         Vesting and Termination Dates
                         -----------------------------

     9.1  Determination of Vested Interest.  A Participant shall have a fully
          --------------------------------
vested, nonforfeitable interest in his Matching Account upon his completion of five Years of Service. A Participant at all times shall have a fully vested, nonforfeitable interest in his Before-Tax and After-Tax Accounts.

     9.2  Accelerated Vesting.  Notwithstanding the foregoing provisions of this
          -------------------
Section 8, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 65 ("NORMAL RETIREMENT AGE") or dies while employed by an Employer or a Related Company. In addition, in the event of the Plan's termination (in accordance with subsection 13.2) or partial termination (as determined under applicable law and regulations) or the complete discontinuance of Employer contributions to the Plan, each Participant shall have a fully vested, nonforfeitable interest in all his Accounts. The Committee in its discretion may also determine that the Accounts of Participants affected by a divestiture, plant closing or termination of an operation shall be fully vested, even though such event does not constitute a partial termination.

     9.3  Termination Date.  A Participant's "TERMINATION DATE" will be the date
          ----------------
on which his employment with the Employers and the Related Companies terminates for any reason, or if later, the date on which he ceases to be eligible for pay continuation under a severance plan or severance agreement with his Employer.

     9.4  Distribution Only Upon Separation From Service. Notwithstanding any
          ----------------------------------------------
other provision of the Plan to the contrary, a Participant may not commence distribution of his Accounts pursuant to Section 10 prior to the date he attains age 59 1/2, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Internal Revenue Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the Participant remains employed in such trade or business or by such subsidiary after the sale, (b) the Employers continue to maintain the Plan after the sale,
(c) no transfer of the Participant's Accounts occurs or is scheduled to occur after the sale pursuant to subsection 13.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the Participant receives distribution of his Accounts under the Plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.


                                   SECTION 10
                                   ----------

                                 Distributions
                                 -------------

     10.1  Distributions to Participants After Termination of Employment.  If a
           -------------------------------------------------------------
Participant's Termination Date occurs (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 10.1, subject to the rules of subsections 10.3 and 9.4:

     (a) If the value of the vested portions of the Participant's Accounts does not exceed $3,500, determined as of the Accounting Date next following his Termination Date, and did not exceed $3,500 at the time of any prior distribution, such vested portions shall be distributed to him as soon as practicable after such Accounting Date, in a lump sum payment.

     (b) If the value of the vested portions of the Participant's Accounts exceeds $3,500, determined as of the Accounting Date next following his Termination Date, or exceeded $3,500 at the time of any prior distribution, such vested portions shall be distributed to the Participant in a lump sum payment as soon as practicable after the Accounting Date coincident with or next following the date he attains his Normal Retirement Age; provided, however, that the Participant may elect, in writing, to receive his benefit distribution as soon as practicable after the Accounting Date coincident with or next following his Termination Date.

     10.2  Distributions to Beneficiaries.  If a Participant dies while any
           ------------------------------
vested portions of his Accounts remain undistributed, the vested balance of his Accounts shall be distributed as soon as practicable after the Accounting Date following the date of his death to his Beneficiary (as defined in subsection 10.4) in a lump sum payment.

     10.3  Limits on Commencement and Duration of Distributions.  The following
           ----------------------------------------------------
distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. (S) 1.401(a)(9)-2, and shall supersede any other provision of the Plan to the contrary:

     (a) In no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant's attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant's Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

     (b) Notwithstanding any other provision herein to the contrary, distribution of a Participant's Accounts shall commence to be made to him (or on his behalf) in a lump sum distribution on or before his Required Beginning Date (as defined below). A Participant's "REQUIRED BEGINNING DATE" shall mean April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant's Termination Date occurs; provided, however, that clause (ii) shall not apply to any Participant who is a 5-percent owner of any Employer or Related Company (as defined in section 416 of the Code).

     (c) Distribution payments shall be made over the life of the Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary).

     (d) If a Participant dies after distribution of his vested interest in the Plan has begun, the remaining portion of such vested interest, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution used prior to the Participant's death.

     (e) If a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

     (f) For purposes of this subsection 10.3, the life expectancy of a Participant or a Beneficiary will be determined in accordance with Table V of Treas. Reg. (S) 1.72-9, and will not be recalculated.

     10.4  Beneficiary Designations.  The term "BENEFICIARY" shall mean the
           ------------------------
Participant's surviving spouse. However, if the Participant is not married, or if the Participant is married but his spouse consents (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death. Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Committee prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Participant, his Beneficiary shall be his surviving children or, if he has no children, his estate. For purposes of the Plan, "spouse" means the person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 10.4, no special consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect or (ii) it is established to the satisfaction of the Committee that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasure regulations.

     10.5  Forfeitures and Restoration of Non-vested Contributions.  If a
           -------------------------------------------------------
Termination Date occurs with respect to a Participant who is not fully vested in all his Accounts (as determined under Section 9), the following rules shall apply:

     (a) The non-vested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portion of his Accounts is distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service.

     (b) If a forfeiture occurs due to the distribution of the vested portion of the Participant's Accounts, and the Participant is reemployed by an Employer or a Related Company before he incurs five consecutive One year Breaks in Service, the Matching Contributions and earnings thereon forfeited under paragraph (a) above shall be restored, without adjustment for earnings and losses after the forfeiture, as soon as practicable after his reemployment.

     (c) If a forfeiture occurs due to the distribution of the vested portion of the Participant's Accounts, and the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) above.

     (d) The restoration referred to in paragraph (b) above shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

     (e) A restoration pursuant to paragraph (b) above shall not be considered an Annual Addition for purposes of subsection 8.3.

     (f) During the period between the Participant's Termination Date and the date he is either reemployed by an Employer or Related Company or the date the non-vested portion of his Matching Account is forfeited such non-vested portion shall be credited to a forfeiture subaccount and invested in accordance with rules established by the Committee to minimize the risk of loss.

     (g) All forfeitures under this subsection 10.5 shall be used to reduce Matching Contributions under Section 5, except to the extent needed to restore prior forfeitures under paragraph (b) above.

     10.6  Form of Payment.  Distributions from the Philip Morris Stock Fund
           ---------------
shall be made in cash, except to the extent the Participant or Beneficiary elects to receive whole shares of Common Stock. Distributions from the other Investment Funds shall be made in cash.

     10.7  Facility of Payment.  Notwithstanding the provisions of subsections
           -------------------
10.1 and 10.2, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     10.8  Interests Not Transferable.  The interests of Participants and other
           --------------------------
persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balances of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

     10.9  Absence of Guaranty.  None of the Committees, the Trustee, or the
           -------------------
Employers in any way guarantee the assets of the Plan from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under Trust.

     10.10  Missing Participants or Beneficiaries.  Each Participant and each
            -------------------------------------
designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Committee, or, in the case of a Participant, if no address is filed with the Committee, then at his last post office address as shown on the Employers' records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Committee, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary.

     10.11  Direct Rollover Option.  In accordance with uniform rules
            ----------------------
established by the Committee, each Participant, surviving spouse of a Participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Committee to transfer all or a portion of such distribution directly to another eligible retirement plan.

For purposes of this subsection, the terms "eligible rollover distribution" and "eligible retirement plan" as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable regulations thereunder.


                                   SECTION 11
                                   ----------

                           No Reversion to Employers
                           -------------------------

     No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:

     (a) Employer contributions under the Plan are conditioned upon the deductibility of the contributions under section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of the Employer, return the amount of any contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Employer within one year after the date the deduction is disallowed.

     (b) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.

     (c) If, upon termination of the Plan, any amounts are held under the Plan in a suspense account pursuant to Treas. Reg. (S) 1.415-6(b)(6)(ii) and such amounts may not be credited to the Accounts of Participants, such amount will be returned to the Employers as soon as practicable after the termination of the Plan.


                                   SECTION 12
                                   ----------

                                 Administration
                                 --------------

     12.1  Committee Membership and Authority.  The Committee referred to in
           ----------------------------------
subsection 1.3 shall consist of one or more members appointed by the Company. Except as otherwise specifically provided in this Section 12, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

     (a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

     (c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

     (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

     (e)  to direct all payments of benefits under the Plan;

     (f)  to perform the functions of a "plan administrator", as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

     (g) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties;

     (h) to establish a claims procedure in accordance with section 503 of ERISA; and

     (i) to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

     12.2  Allocation and Delegation of Committee Responsibilities and Powers.
           ------------------------------------------------------------------
In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

     12.3  Uniform Rules.  In managing the Plan, the Committee shall uniformly
           -------------
apply rules and regulations adopted by it to all persons similarly situated.

     12.4  Information to be Furnished to Committee.  The Employers and Related
           ----------------------------------------
Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

     12.5  Committee's Decision Final.  Any interpretation of the Plan and any
           --------------------------
decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

     12.6  Exercise of Committees' Duties.  Notwithstanding any other provisions
           ------------------------------
of the Plan, the Committees shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

     (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     12.7  Remuneration and Expenses.  No remuneration shall be paid from the
           -------------------------
Plan to a member of any of the Committees who is an employee of any Employer or Related Company. Except as otherwise determined by the Committee, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust to the maximum extent permitted by law.

     12.8  Indemnification of the Committees.  To the extent not reimbursed by
           ---------------------------------
any applicable insurance policy, the Committees, the individual members thereof and the secretary (if any) of each of the Committees shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Committees' functions if the Committees or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     12.9  Resignation or Removal of Committee Member.  A Committee member may
           ------------------------------------------
resign at any time by giving ten days' advance written notice to the Company, the Trustee and the other Committee members. The Company may remove a Committee member by giving advance written notice to him and the other Committee members.

     12.10  Appointment of Successor Committee Members.  The Company may fill
            ------------------------------------------
any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.


                                   SECTION 13
                                   ----------

                           Amendment and Termination
                           -------------------------

     13.1  Amendment.  While it is expected that the Plan will be continued, the
           ---------
Company nevertheless has the right to terminate the Plan or to amend it from time to time, except that no amendment will reduce a Participant's interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law.

     13.2  Termination.  The Plan will terminate as to all of the Employers and
           -----------
all employee groups on any day specified by the Company upon advance written notice of the termination given to the Employers. Affected employees of an Employer shall cease active participation in the Plan (and will be treated as inactive participants in accordance with subsection 2.2) on the first to occur of the following:

     (a) the date on which that Employer ceases to be a contributing sponsor of the Plan as to such employee group, by appropriate action communicated in writing to the Company;

     (b) as to all employee groups of the Employer, on the date that Employer is judicially declared bankrupt or insolvent; or

     (c) as to all employee groups of the Employer, upon the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     13.3  Merger and Consolidation of the Plan, Transfer of Plan Assets.  The
           -------------------------------------------------------------
Company in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated.

     13.4  Distribution on Termination and Partial Termination.  Upon
           ---------------------------------------------------
termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Section 10 as that Section may be amended from time to time.

     13.5  Notice of Amendment, Termination or Partial Termination.  Affected
           -------------------------------------------------------
Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

                                  SUPPLEMENT A
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)

                             (Coshocton Employees)

Application              A-1.  This Supplement A to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         eligibility provisions applicable to Coshocton
                         Employees.

Definitions              A-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement A.

Eligibility              A-3.  The one-year service requirement of paragraph
Provisions               2.1(a) of the Plan shall not apply to Coshocton
-----------              Employees, and in lieu thereof, a Coshocton Employee
                         shall be required to complete his probationary period
                         of 45 working days.

Distribution             A-4.  The distribution provisions of Section 10 of the
Provisions               Plan, as applicable to Coshocton Employees, are
------------             modified in the following respects:

                         (a)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Coshocton Employee who has incurred a Termination Date and who is not subject to the lump sum cash out provisions of paragraph
                              10.1(a) may elect to receive his distribution in one of the following payment forms:

                              (i)   by payment in a single lump sum of his
                                    entire vested benefit; or

                              (ii) by payment of his vested benefit in a series of monthly, installments over a period of not less than two years and not more than fifteen years. The amount of each installment shall be equal to the product of the Participant's vested
                                    Account balances on such date multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid; provided, however, that the Participant may elect to have his first installment paid in any dollar amount specified by him, with the balance of his installments payable under the foregoing fractional rule.

                                  SUPPLEMENT B
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)

                             (Davenport Employees)

Application              B-1.  This Supplement B to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         provisions applicable to Davenport Employees.

Definitions              B-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement B.

Basic                    B-3.  Notwithstanding the provisions of Sections 4 and
Contributions            5 of the Plan, the Davenport Employees described in
-------------            subparagraphs (a) and (b) of this paragraph B-3 are
                         not required or permitted to make Basic Contributions
                         effective on and after the applicable date set forth
                         below, and shall not receive any Matching Contributions
                         under the Plan effective on and after such applicable
                         date. These Participants may, however, make unmatched
                         Supplemental Contributions to the Plan, subject to the
                         conditions and limitations of the Plan. The requirement
                         to make Basic Contributions and the right to receive
                         Matching Contributions are not applicable to
                         Participants described in subparagraph (a) effective
                         April 3, 1989, and are not applicable to Participants
                         described in subparagraph (b) effective May 1, 1992.

                         (a)  A Participant is described in this subparagraph
                              (a) if he is a Davenport Employee who is at least
                              52 years of age or has at least 27 calendar years of service as of March 1, 1989, and he elects, during the 1989 election period and in accordance with procedures established by the Committee, to receive a higher pension amount under Pension Plan
                              No. 1 of Oscar Mayer Foods Corporation ("Pension
                              Plan No. 1") in lieu of receiving future matching contributions under the Plan.

                         (b)  A Participant is described in this subparagraph
                              (b) if he is a Davenport Employee who is at least
                              52 years of age or has at least 27 calendar years of service as of April 5, 1992, he was not eligible to or did not elect a higher pension amount in 1989 (as described in subparagraph (a) above), and he elects, during the election period ending April 24, 1992 and in accordance with procedures established by the Committee, to receive a higher pension amount under Pension Plan
                              No. 1 in lieu of receiving future matching contributions under the plan.

Distribution             B-4.  The distributions provisions of
Provisions               Section 10 of the Plan, as applied to Davenport
------------             Employees, are modified in the following respects:

                         (a)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Davenport Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to receive his distribution in one of the following payment forms:

                              (i)   by payment in a single lump sum of his
                                    entire vested benefit; or

                              (ii) by payment of his vested benefit in a series of monthly, quarterly, semiannual or annual installments over a period of not less than two years and not more than fifteen years.
                                    The amount of each installment shall be
                                    equal to the product

                                    of such Participant's vested Account
                                    balances on such date multiplied by a
                                    fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid; provided, however, that the
                                    Participant may elect to have his first
                                    installment paid in any dollar amount
                                    specified by him, with the balance of his installments payable under the foregoing fractional rule.

                         (b)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Davenport Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to commence distribution of his Accounts from the Plan as of any Accounting Date occurring on or after his Termination Date but not later than the date on which he attains age 70-1/2.

                         (c) Notwithstanding the provisions of subsection 10.2 of the Plan, if a Participant who is a Davenport
                              Employee dies after benefit payments to him have commenced in the installment form provided under subparagraph (a)(ii) of this paragraph B-4, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary's acceleration election is filed with the Committee.

                         In all other respects the distribution provisions of
                         Section 10 shall continue to apply to Davenport
                         Employees.

Changes to Basic         B-5.  Notwithstanding the provisions of subsection
and Supplemental         4.5 of the Plan, if a Davenport Employee wishes to
Contributions            change his Basic Contributions from before-tax to
-----------------        after-tax, or vice-versa, he may change his election
                         effective as of the next January 1 or July 1. If a
                         Davenport Employee wishes to vary the amount of his
                         Supplemental Contributions, he may change his election,
                         in accordance with procedures established by the
                         Committee, effective as of the next January 1 or July
                         1. If a Davenport Employee wishes to prospectively
                         revoke his election to make Supplemental Contributions
                         he may do so at any time during the year in accordance
                         with procedures established by the Committee. Such
                         revocation shall remain in effect until such time as
                         the Davenport Employee elects to resume such
                         contributions, effective as of any subsequent January 1
                         or July 1, by filing a new election with the Committee
                         in advance of such date.

                                  SUPPLEMENT C
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)

                              (Madison Employees)

Application              C-1.  This Supplement C to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         provisions applicable to Madison Employees.

Definitions              C-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement C.

Distribution             C-3.  The distributions provisions of Section 10 of
Provisions               the Plan, as applied to Madison Employees, are
------------             modified in the following respects:

                         (a)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Madison Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to receive his distribution in one of the following payment forms:

                              (i)   by payment in a single lump sum of his
                                    entire vested benefit; or

                              (ii) by payment of his vested benefit in a series of monthly, quarterly, semiannual or annual installments over a period of not less than two years and not more than fifteen years.
                                    The amount of each installment shall be
                                    equal to the product of such Participant's vested Account balances on such dated multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid; provided, however, that the
                                    Participant may elect to have his first
                                    installment paid in any dollar amount
                                    specified by him, with the balance of his installments payable under the foregoing fractional rule.

                         (b)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Madison Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to commence distribution of his Accounts from the Plan as of any Accounting Date occurring on or after his Termination Date but not later than the date on which he attains age 70- 1/2.

                         (c) Notwithstanding the provisions of subsection 10.2 of the Plan, if a Participant who is a Madison
                              Employee dies after benefit payments to him have commenced in the installment form provided under subparagraph (a)(ii) of this paragraph C-3, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary's acceleration election is filed with the Committee.

                         In all other respects the distribution provisions of
                         Section 10 shall continue to apply to Madison
                         Employees.

Basic                    C-4. Notwithstanding the provisions of Sections 4 and
Contributions            5 of the Plan, the Madison Employees described in the
-------------            next sentence of this paragraph C-4 are not required
                         or permitted to make Basic Contributions and shall not
                         receive any Matching Contributions under the Plan, all
                         effective as of May 1, 1996. These Participants may,
                         however, make unmatched Supplemental Contributions to
                         the Plan, subject to the conditions and limitations of
                         the Plan. The provisions of this paragraph C-4 apply to
                         a Participant if he is a Madison Employee who is at
                         least 50 years of age or has at least 25 calendar years
                         of service as of April 1, 1996, and he elects, during
                         the election period ending April 30, 1996 and in
                         accordance with procedures established by the
                         Committee, to receive a higher pension amount under
                         Pension Plan No. 1 of Oscar Mayer Foods Corporation
                         ("Pension Plan No. 1") in lieu of receiving future
                         matching contributions under this Plan.


[Dual Coverage           C-5.  Subject to the conditions and limitations of
Contributions.           Section 8, for each Plan Year the Company shall make a
-------------            "DUAL COVERAGE CONTRIBUTION" to the Plan on behalf of
                         each Participant described in paragraph (a) next below,
                         in the amount set forth in paragraph (b) next below.

                         (a) A Participant is described in this paragraph (a) if:

                              (i)  he is a Madison Employee;

                              (ii) he does not receive the health insurance coverage which would otherwise be provided to him by the Company during all or a portion of the Plan Year as a result of alternate health insurance coverage provided through his spouse; and

                              (iii) he does not, on account of such alternate
                                    health insurance coverage, receive a Company contribution to a dependent care reimbursement plan sponsored by the Company.

                         (b) The amount of Dual Coverage Contribution made for any Participant for any Plan Year shall be equal to $50 for each month during such Plan Year that the Participant meets the conditions set forth in subparagraph (a) of this paragraph C-5, up to a maximum of $600 for any Plan Year.

                         (c) The limitations and payment provisions of subsections 5.2 and 5.3 of the Plan shall apply to Dual Coverage Contributions. In addition to the
                              Accounts described at subsection 7.1 of the Plan, the Committee shall maintain or cause to be maintained a "Dual Coverage Account" for any Participant for whom Dual Coverage Contributions are made, which account shall reflect the Dual
                              Coverage Contributions made on his behalf and the income, losses, appreciation and depreciation attributable thereto. A Participant shall at all times have a fully vested, nonforfeitable interest in his Dual Coverage Account.]

                                  SUPPLEMENT D
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                             (Woodstock Employees)

Application              D-1.  This Supplement D to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         provisions applicable to Woodstock Employees.

Definitions              D-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement D.

Distribution             D-3.  The distribution provisions of Section 10 of the
Provisions               Plan, as applied to Woodstock Employees, are modified
------------             in the following respects:

                         (a)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Woodstock Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to receive his distribution in one of the following payment forms:

                              (i)   by payment in a single lump sum of his
                                    entire vested benefit; or

                              (ii) by payment of his vested benefit in a series of monthly, quarterly, semiannual or annual installments over a period of not less than two years and not more than fifteen years.
                                    The amount of each installment shall be
                                    equal to the product of such Participant's vested Account balances on such date multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid; provided, however, that the Participant may elect to have his first installment paid in any dollar amount specified by him, with the balance of his installments payable under the foregoing fractional rule.

                         (b)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Woodstock Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to commence distribution of his Accounts from the Plan as of any Accounting Date occurring on or after his Termination Date but not later than the date on which he attains age 70-1/2.

                         (c) Notwithstanding the provisions of subsection 10.2 of the Plan, if a Participant who is a Woodstock
                              Employee dies after benefit payments to him have commenced in the installment form provided under subparagraph (a)(ii) of this paragraph D-3, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary's acceleration election is filed with the Committee. In all other respects the distribution provisions of
                              Section 10 shall continue to apply to Woodstock
                              Employees.

                                  SUPPLEMENT E
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                             (Nashville Employees)

Application              E-1.  This Supplement E to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         provisions applicable to those Participants who
                         continue to have Accounts under the Plan as of the
                         Effective Date and who previously were employed at the
                         Oscar Mayer plant in Nashville, Tennessee and were in
                         the collective bargaining unit whose collective
                         bargaining representative was Local 405 of the United
                         Food and Commercial Workers International Union, AFL-
                         CIO ("Nashville Employees").

Definitions              E-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement E.

Distribution             E-3.  The distribution provisions of Section 10 of the
Provisions               Plan, as applied to Nashville Employees, are modified
------------             in the following respects:

                         (a)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Nashville Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to receive his distribution in one of the following payment forms:

                              (i)   by payment in a single lump sum of his
                                    entire vested benefit; or

                              (ii) by payment of his vested benefit in a series of monthly, quarterly, semiannual or annual installments over a period of not less than two years and not more than fifteen years.
                                    The

                                    amount of each installment shall be equal to the product of such Participant's vested
                                    Account balances on such date multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid; provided, however, that the Participant may elect to have his first installment paid in any dollar amount specified by him, with the balance of his installments payable under the foregoing fractional rule.

                         (b)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Nashville Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to commence distribution of his Accounts from the Plan as of any Accounting Date occurring on or after his Termination Date but not later than the date on which he attains age 70-1/2.

                         (c) Notwithstanding the provisions of subsection 10.2 of the Plan, if a Participant who is a Nashville
                              Employee dies after benefit payments to him have commenced in the installment form provided under subparagraph (a)(ii) of this paragraph E-3, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary's acceleration election is filed with the Committee.

                         In all other respects the distribution provisions of
                         Section 10 shall continue to apply to Nashville
                         Employees.

Vesting                  E-4.  Any Participant who is a Nashville Employee whose
-------                  employment terminates due to the closure of the
                         Nashville plant and who is eligible for the contractual
                         separation allowance described in Article 25 of the
                         1990-1993 Labor Agreement with Local 405, United Food
                         and Commercial Workers International Union, AFL-CIO,
                         shall have a fully vested nonforfeitable interest in
                         all his Accounts effective upon his termination date.


                                  SUPPLEMENT F
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                              (Sherman Employees)

Application              F-1.  This Supplement F to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         provisions applicable to Sherman Employees.

Definitions              F-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement F.

Distribution             F-3.  The distribution provisions of Section 10 of the
Provisions               Plan, as applied to Sherman Employees, are modified in
------------             the following respects:

                         (a)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Sherman Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to receive his distribution in one of the following payment forms:

                              (i)   by payment in a single lump sum of his
                                    entire vested benefit; or

                              (ii) by payment of his vested benefit in a series of monthly, quarterly, semiannual or annual installments over a period of not less than two years and not more than fifteen years.
                                    The amount of each installment shall be
                                    equal to the product of such Participant's vested Account balances on such date multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid; provided, however, that the Participant may elect to have his first installment paid in any dollar amount specified by him, with the balance of his installments payable under the foregoing fractional rule.

                         (b)  Notwithstanding the provisions of paragraph
                              10.1(b) of the Plan, a Participant who is a Sherman Employee who has incurred a Termination
                              Date and who is not subject to the lump sum cashout provisions of paragraph 10.1(a) may elect to commence distribution of his Accounts from the Plan as of any Accounting Date occurring on or after his Termination Date but not later than the date on which he attains age 70-1/2.

                         (c) Notwithstanding the provisions of subsection 10.2 of the Plan, if a Participant who is a Sherman
                              Employee dies after benefit payments to him have commenced in the installment form provided under subparagraph (a)(ii) of this paragraph F-3, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary's acceleration election is filed with the Committee.

                         In all other respects the distribution provisions of
                         Section 10 shall continue to apply to Sherman
                         Employees.

                                  SUPPLEMENT G
                                       TO
                   LONG TERM SAVINGS PLAN FOR UNION EMPLOYEES
                   ------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)

                              (Farmdale Employees)

Application              G-1.  This Supplement G to Long Term Savings Plan for
-----------              Union Employees (the "Plan") sets forth special
                         enrollment and election provisions applicable to
                         Farmdale Employees.

Definitions              G-2.  Unless the context clearly implies or indicates
-----------              the contrary, a word, term or phrase used or defined in
                         the Plan is similarly used or defined for purposes of
                         this Supplement G.

Election                 G-3.  Each Farmdale Employee who is eligible to
Requirements             participate in the Plan is required to make an
for Participation        election to participate prior to his commencement of
-----------------        participation in the Plan. An election to participate
                         shall require that the eligible employee elect to make
                         Supplemental Contributions as provided under subsection
                         4.2 of the Plan. If a Farmdale Employee does not
                         properly elect to make Supplemental Contributions and
                         commence participation in the Plan at the time he first
                         becomes eligible to do so, he may elect to commence
                         participation in the Plan effective as of any
                         subsequent January 1 by filing a proper election form
                         with the Committee in advance of such January 1 date.